Exhibit 10.2

Mayer Brown comments dated November 8, 2024

FORM OF GLOBAL CERTIFICATE

LOTUS TECHNOLOGY INC.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS AND ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT SHALL BE VOID.

THIS SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE FISCAL AGENCY AGREEMENT.

No. [•]	COMMON CODE: 292867883
ISIN: XS2928678833

LOTUS TECHNOLOGY INC.

GLOBAL CERTIFICATE

US$

6.0% Bond due 2029

Introduction

This Global Certificate is issued in respect of the U.S.$500,000,000 6.0% Bond due 2029 (the “Bonds”) of Lotus Technology Inc., an exempted company incorporated in the Cayman Islands (the “Issuer”) with its principal place of business at No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China. The Bonds are the subject of a fiscal agency agreement dated [●] 2024 (as amended and/or supplemented from time to time, the “Fiscal Agency Agreement”) and made between the Issuer and Deutsche Bank AG, Hong Kong Branch as fiscal agent (the “Fiscal Agent”, which expression includes any successor fiscal agent appointed in connection with the Bonds), as registrar and transfer agent (in each such capacity, the “Registrar” and the “Transfer Agent”, which expression includes any successor registrar and additional transfer agent appointed from time to time in connection with the Bonds) and any other agents appointed thereunder.

Capitalized terms used but not defined here have the meanings assigned to such terms in the Conditions and the Fiscal Agency Agreement.

References to Conditions

Any reference herein to the Conditions is to the terms and conditions of the Bonds attached hereto and any reference to a numbered Condition is to the correspondingly numbered provision thereof.

Registered holder

This Global Certificate certifies that:

DB Nominees (Hong Kong) Limited

is, at the date hereof, registered in the register maintained by the Registrar in relation to the Bonds (the “Register”) as the duly registered holder (the Holder) of U.S.$500,000,000 in aggregate principal amount of the Bonds.

Promise to pay

The Issuer, for value received, hereby promises to pay to DB Nominees (Hong Kong) Limited, as nominee of the Common Depositary for the accounts of Euroclear and Clearstream, or registered assigns, upon surrender hereof the principal sum of up to UNITED STATES DOLLARS on [●], 2029, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Interest Rate: 6.0% per annum.

Interest Payment Dates: [●] of each year, commencing [●], 2025.

Interest Record Dates: One Clearing System Business Day immediately preceding each Interest Payment Date, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except December 25 and January 1 in each year.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Date:

Lotus Technology Inc.

By:
Name:
Title:

Certificate of Authentication

This is the 6.0% Bond due 2029 described in the Subscription Agreement and the Fiscal Agency Agreement referred to in this Bond.

Date: [•]

DEUTSCHE BANK AG, HONG KONG BRANCH (incorporated in the Federal Republic of Germany & members’ liability is limited) as Registrar

By:

Name:
Title:

By:

Name:
Title:

FORM OF REVERSE OF GLOBAL CERTIFICATE

LOTUS TECHNOLOGY INC.

6.0% Bond due 2029

Terms and Conditions

1.        Principal and Interest.

The Issuer promises to pay the principal of this Bond on [●], 2029 (the “Maturity Date”).

The Issuer promises to pay interest on the principal amount of this Bond on each Interest Payment Date, as set forth on the face of this Bond, at the rate of 6.0% per annum.

Interest will be payable in arrears (to the Bondholders of record of the Bond at the close of business on one Clearing System Business Day immediately preceding the Interest Payment Date) on [●] of each year, commencing [●], 2025.

Interest on this Bond will accrue from the most recent date to which interest has been paid on this Bond (or, if there is no existing default in the payment of interest and if this Bond is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the date on which the Bonds were issued (each such date is referred to herein as the “Payment Date”). The period beginning on and including the Payment Date and ending on but excluding the Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is called an “Interest Period”. Interest on the Bonds shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Bondholders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Fiscal Agent a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

The Issuer shall notify the Paying Agent and the holder(s) in writing upon the occurrence of the Payment Date.

2.       Subscription Agreement and Fiscal Agency Agreement.

This Bond was issued under a Subscription Agreement, dated as of [●], 2024 between the Lotus Technology Inc., an exempted company incorporated in the Cayman Islands (the “Issuer”) with its principal place of business at No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China, and Kershaw Health Limited, a private limited company incorporated in England and Wales (the “Bondholder”). Solely between the Issuer and the Bondholder, the terms of the Bond include those stated in the Subscription Agreement. The Bond is subject to all such terms, and holders are referred to the Subscription Agreement for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Bond and the terms of the Subscription Agreement, the terms of the Subscription Agreement will control. For the avoidance of doubt, the Agents will not be bound by or have notice of any of the terms and provisions of the Subscription Agreement.

In addition, the Issuer and the Fiscal Agent have entered into the Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated [●], 2024 between the Issuer, Deutsche Bank AG, Hong Kong Branch as fiscal agent, paying agent, transfer agent and registrar (including any successor thereof) and the other agents named in it, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate, which in the event of any conflict shall prevail). Other capitalized terms used in this Global Certificate shall have the meanings given to them in the Fiscal Agency Agreement, as the case may be.

The terms and conditions (“Condition(s)”) of the Bonds include those set forth in this Certificate.

For the purposes of this Certificate, (a) the holder of the Bond represented by this Certificate is bound by the provisions of the Fiscal Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Bonds represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Bonds represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Bonds represented by this Certificate is entitled to payments in respect of the Bonds represented by this Certificate.

3.       Issuer’s Right to Repurchase.

Prior to [the 30th day after the issue date] or a later date to be agreed by the Issuer (the “Repurchase Date”), the Issuer shall have the right to repurchase the Bonds for cancellation, in whole but not in part, at a repurchase price equal to the aggregate principal amount of the Bonds paid by the Bondholder up to the Repurchase Date (if any), if the principal amount of the Bonds has not been paid in full. The Issuer shall provide no less than seven (7) Business Days’ notice prior to the Repurchase Date of any such repurchase to the Bondholders and the Agents and specify the Repurchase Date in such notice. The Issuer shall be solely responsible for determining the repurchase price for such repurchase prior to the date on which the principal amount of the Bonds has been paid in full which will be conclusive and binding on the Bondholders and notified to the Agents. While the Notes are in global form and held through the clearing systems, a repurchase pursuant to this Condition 3 shall require the Issuer and the Bondholder(s) to comply with the applicable procedures of the clearing systems.

4.       Optional Redemption.

After the date on which the principal amount of the Bonds has been paid in full and before the Maturity Date, the Issuer may at its option redeem the Bond, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Bonds plus accrued and unpaid interest, if any, to (but not including) the redemption date. Unless provided otherwise, the Issuer will give not less than 30 days’ nor more than 60 days’ notice of any redemption pursuant to this Condition 4 to the Bondholders, the Fiscal Agent and each Agent.

A Bond of US$200,000 in principal amount or less shall not be redeemed in part. If any Bond is to be redeemed in part only, the notice of redemption relating to such Bond will state the portion of the principal amount to be redeemed. On and after the redemption date, interest will cease to accrue on Bonds or portions of them called for redemption. Any Bond surrendered or redeemed pursuant to the provisions of this Condition shall be cancelled by the Paying Agent.

5.       Registered Form; Denominations; Transfer; Exchange.

The Bond is in registered form without coupons in denominations of US$200,000 and any multiple of US$1,000 in excess thereof.

If (1) at any time the Common Depositary notifies the Issuer that it is unwilling or unable to continue as common depositary for the Global Certificate and a successor common depositary is not appointed within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, (2) either Euroclear or Clearstream, or a successor clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to permanently cease business or does in fact do so, or (3) any of the Notes has become immediately due and payable in accordance with Sections 6 and 7 and the Issuer has received a written request from a Bondholder, the Issuer will execute, and the Registrar, upon receipt of an authentication and delivery order from the Issuer directing the authentication and delivery thereof, will authenticate and deliver, Definitive Certificate (which may bear an applicable securities law legend) in any authorized denominations in an aggregate principal amount equal to the principal amount of Bonds in exchange for such Global Certificate.

The Issuer will notify the Bondholder(s) of the occurrence of any of the events specified above as soon as practicable thereafter.

In exchange for this Global Certificate, or on endorsement in respect of the part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Certificate in or substantially in the form set out in Part 2 of Schedule 1 to the Fiscal Agency Agreement. The Registrar and the Fiscal Agent may require a Bondholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Bondholder to pay any taxes and fees required by law or permitted by the Fiscal Agency Agreement. Such Definitive Certificate shall be registered in such names as the Bondholder shall direct in writing.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on the Bonds in respect of which this Global Certificate is issued.

6.        Events of Default

For purposes of the Bond, an “Event of Default” shall be deemed to have occurred if any of the following events occurs on or after the Payment Date, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority or otherwise:

(a)       default for 30 days in payment of any interest when due and payable on the Bond;

(b)       default in payment of principal of the Bond when due and payable at maturity, upon redemption or otherwise;

(c)       default by the Issuer or any of its subsidiaries or variable interest entities that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (each a “Significant Subsidiary”) in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount US$100 million (or its equivalent in any other currency or currencies) or more in the aggregate of the Issuer and/or any Subsidiary of the Issuer, whether such indebtedness now exists or shall hereafter be created, which default results (A) in such indebtedness becoming or being declared due and payable or (B) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness, rescission of such declaration of acceleration or waiver or with consent of the lender;

(d)       failure by the Issuer or any of its Significant Subsidiaries to pay final judgments aggregating in excess of US$100 million (or its equivalent in any other currency or currencies) (excluding any amounts covered by insurance) rendered against the Issuer or any of the Issuer’s Significant Subsidiaries, which judgement remains unpaid, undischarged or unstayed for a period of more than 60 days;

(e)       the Issuer or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(f)       an involuntary case or other proceeding shall be commenced against the Issuer or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

7.        Consequences of Events of Default.

On or after the Payment Date:

(a)       If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority), then,

(i)       in each and every such case (other than an Event of Default specified in Condition 5(e)), unless the principal of the Bond shall have already become due and payable, the holder may by notice in writing to the Issuer (the “EoD Notice”) require the Issuer to repurchase for cash all or any portion of the Bond on the tenth (10th) Business Day after the date of the EoD Notice at a repurchase price (the “EoD Repurchase Price”) equal to (A) 100% of the principal amount thereof, plus accrued and unpaid interest, if any; or

(ii)       if an Event of Default specified in Condition 5(e) occurs and is continuing, the Issuer shall promptly repurchase for cash all of the Bond at a repurchase price equal to the EoD Repurchase Price without any action on the part of the holder.

(b)       Condition 6(a), however, is subject to the condition that if, at any time after the outstanding principal of the Bond shall have been so declared due and payable, and before any arbitral award for the payment of the monies due shall have been obtained or entered as provided in the Subscription Agreement, the Issuer has paid or deposited with the Paying Agent a sum sufficient to pay the outstanding principal of and accrued and unpaid interest, if any and any other amounts due and payable on the Bond that shall have become due otherwise than by acceleration, and if (1) rescission would not conflict with any such arbitral award and (2) any and all existing Events of Default under the Bond, other than the nonpayment of the principal of and any other amounts due and payable on the Bond that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case the Bondholder, by written notice to the Issuer (with a copy to the Fiscal Agent), may waive all defaults or Events of Default with respect to the Bond and rescind and annul such declaration and its consequences and such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Bond; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any default or Event of Default resulting from the nonpayment of the principal of, or any other amounts due and payable on, the Bond.

8.       Taxation

All payments of principal, premium and interest by or on behalf of the Issuer in respect of the Bond shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United States of America, the Cayman Islands or the PRC or any authority therein or thereof having power to tax (each a “Relevant Jurisdiction”), unless such withholding or deduction is required by law.

If the Issuer is required to make a deduction or withholding in respect of tax of a Relevant Jurisdiction, the Issuer shall pay such additional amounts (“Additional Tax Amounts”) as will result in receipt by the Bondholder of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Tax Amounts shall be payable in respect of any Bond:

(a)       for or on account of:

(i)       any taxes that would not have been imposed but for:

(A)       the existence of any present or former connection between the holder or beneficial owner of such Bond, as the case may be, and the Relevant Jurisdiction, including without limitation, such holder or beneficial owner being or having been a citizen or resident of the Relevant Jurisdiction, being or having been treated as a resident of the Relevant Jurisdiction, being or having been present or engaged in a trade or business in the Relevant Jurisdiction or having or having had a permanent establishment in the Relevant Jurisdiction, other than merely holding such Bond or the receipt of payments thereunder;

(B)       the failure of the holder or beneficial owner of such Bond to comply with a timely request of the Issuer addressed to such holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction;

(C)       the presentation of such Bond (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, or interest on, such Bond, as applicable, became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Tax Amounts if it had presented such Bond for payment on any date within such 30-day period; or

(D)       the presentation of such Bond (where presentation is required) for payment in the Relevant Jurisdiction, unless such Bond could not have been presented for payment elsewhere;

(ii)       any estate, inheritance, gift, sale, transfer, excise, personal property, net income or similar tax;

(iii)       any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction pursuant to the implementation of FATCA, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement with respect thereto, or any other agreement pursuant to the implementation of FATCA; or

(iv)       any combination of taxes referred to in the preceding clauses (i), (ii) and (iii); or

(b)       with respect to any payment of the principal of, or interest on, such Bond to or for the account of a fiduciary, partnership or other fiscally transparent entity or any other person (other than the sole beneficial owner of such payment) to the extent that a beneficiary or settlor with respect to that fiduciary, or a partner or member of that partnership or fiscally transparent entity or a beneficial owner with respect to such other person, as the case may be, would not have been entitled to such additional amounts had such beneficiary, settlor, partner, member or beneficial owner held directly the Bond with respect to which such payment was made.

Any reference herein to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 8 or any undertaking given in addition to or in substitution of this Condition 8.

9.       Amendment and Waiver

Subject to certain exceptions and the terms of the Fiscal Agency Agreement (including, but not limited to, Clause 15), the Fiscal Agency Agreement and the Bond may be amended, or default may be waived, with the consent of the holder(s) of a majority in aggregate principal amount of the outstanding Bond.

Subject to the terms of the Fiscal Agency Agreement (including, but not limited to, Clause 15), without notice to or the consent of any holder, the Issuer and the Fiscal Agent may amend or supplement the Fiscal Agency Agreement, the Conditions or the Bond to, among other things, cure any ambiguity, defect or inconsistency.

10.       Authentication.

This Bond is not valid until the Registrar signs the certificate of authentication on the other side of this Bond.

11.       Governing Law.

This Bond shall be governed by, and construed in accordance with, the laws of the State of New York.

12.       Abbreviations.

Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

13. ISIN and Common Code

The Issuer in issuing the Bonds may use “ISIN” and "Common Code" numbers, and if so, such ISIN and Common Code numbers shall be included in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN and Common Code numbers printed on the notice or on the Bonds, and that reliance may be placed only on the other identification numbers printed on the Bonds. The Issuer will promptly notify in writing the Agents of any change in the ISIN and Common Code numbers.

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby transfers to:

(PRINT NAME AND ADDRESS OF TRANSFEREE)

US$___________ principal amount of this Bond, and all rights with respect thereto, and irrevocably constitutes and appoints __________________________ as attorney to transfer this Bond on the books kept for registration thereof, with full power of substitution.

Dated
Certifying Signature
Signed

Acknowledged:

Dated

LOTUS TECHNOLOGY INC.

By:
Name:
Title:

Bond:

(i) The signature on this transfer form must correspond to the name as it appears on the face of this Bond in every particular.

(ii) A representative of the holder of the Bond should state the capacity in which he or she signs (e.g., executor).

(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified in such other manner as any [agent] may require.

SCHEDULE OF EXCHANGES

The following changes in the aggregate principal amount of the Bond represented by this Global Certificate have been made:

Date of Decrease/ Increase	Amount of decrease in aggregate principal amount of the Bond	Amount of increase in aggregate principal amount of the Bond	Outstanding Balance

FISCAL AGENT, TRANSFER AGENT, PAYING AGENT AND REGISTRAR

DEUTSCHE BANK AG, HONG KONG BRANCH

60/F, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong